UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

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DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

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Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 30, 2014, AMC Wings, Inc., a wholly-owned subsidiary of Diversified Restaurant Holdings, Inc. (the “Company”), completed the acquisition of substantially all of the assets of Screamin’ Hot Florida, LLC and Screamin’ Hot Trinity, LLC, each a Florida limited liability company. The assets consist primarily of three Buffalo Wild Wings restaurants in Clearwater, Port Richey and Oldsmar, Florida (the “Restaurants”). The purchase price was $3.2 million in cash, subject to working capital adjustment, and one-half of the transfer fees imposed by Buffalo Wild Wings International (“BWLD”) under its franchise agreements for these Restaurants. A copy of the press release announcing the acquisition is included as Exhibit 99.1.

Item 9.01 Exhibits.

(d) The following exhibits are included with this report

Exhibit 2.1

Asset Purchase Agreement between the Company and Screamin’ Hot Florida, LLC and Screamin’ Hot Trinity, LLC, dated April 1, 2014 (filed as Exhibit 10.2 to the Company's Form 10-Q filed with the Securities and Exchange Commission on May 9, 2014, and incorporated herein by this reference).

Exhibit 2.2	First Amendment to Asset Purchase Agreement, dated May 27, 2014.

Exhibit 99.1	Press Release dated July 1, 2014.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: July 2, 2014	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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